Execution Copy


                              TERMINATION AGREEMENT




                              ELAN CORPORATION, PLC



                         ELAN PHARMA INTERNATIONAL LTD.



                        ELAN INTERNATIONAL SERVICES, LTD.


                                       AND


                       INCARA PHARMACEUTICALS CORPORATION



                                       AND


                            INCARA DEVELOPMENT, LTD.



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                                      INDEX


Section                             Heading                                Page
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1                DEFINITIONS                                                3

2                TERMINATION OF THE NEWCO AGREEMENTS                        5

3                REPRESENTATIONS, WARRANTIES, CONFIRMATIONS AND
                   INDEMNITIES                                              7

4                INTELLECTUAL PROPERTY                                      12

5                RIGHTS RELATED TO SECURITIES                               13

6                SALE OF SHARES AND COMPLETION                              13

7                CONFIDENTIALITY                                            14

8                WAIVER OF ACCRUED RIGHTS/MUTUAL RELEASES                   18

9                GENERAL                                                    18

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THIS TERMINATION AGREEMENT made this 19th day of November, 2003 (this
"Agreement")

AMONG:-

(1) ELAN CORPORATION, PLC, a public limited company incorporated under the laws of Ireland and having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland ("Elan Corp");

(2) ELAN PHARMA INTERNATIONAL LIMITED, a private limited company incorporated under the laws of Ireland, and having its registered office at WIL House, Shannon Business Park, Shannon, County Clare, Ireland ("EPIL Shannon");

(3) ELAN INTERNATIONAL SERVICES, LTD., an exempted limited liability company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda ("EIS");

(4) INCARA PHARMACEUTICALS CORPORATION (FORMERLY INTERCARDIA, INC.), a Delaware corporation having its principal place of business at 79 T.W. Alexander Drive, 4401 Research Commons, Suite 200, Research Triangle Park, North Carolina 27709, United States of America ("Incara"); and

(5) INCARA DEVELOPMENT, LTD., an exempted company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda.

RECITALS

A. The Parties entered into various agreements whereby Elan Corp, EPIL Shannon, EIS and Incara established the joint venture company, Newco, and Elan Corp, EPIL Shannon, EIS and Incara each licensed certain intellectual property to Newco for a specified field of use. Specifically:

     (i) Elan Corp, EIS, EPIL Shannon, Incara and Newco entered into a Subscription, Joint Development and Operating Agreement dated January 19, 2001 (the "JDOA");

     (ii) Elan Corp, EPIL Shannon, and Newco entered into a License Agreement dated January 19, 2001 (the "Elan License Agreement");

     (iii) Newco, Incara and EIS entered into a Registration Rights Agreement with respect to the capital stock of Newco dated December 21, 2000 (the "Newco Registration Rights Agreement"); and


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     (iv) Incara and Newco entered into a License Agreement dated January 19,
          2001 (the "JVP License Agreement").

B. The JDOA, Elan License Agreement, JVP License Agreement and Newco Registration Rights Agreement are sometimes hereinafter collectively referred to in this Agreement as the "Newco Agreements". The Elan License Agreement and JVP License Agreement are sometimes hereinafter together referred to in this Agreement as the "License Agreements".

C. The Parties also entered into agreements whereby Incara sold and EIS and EPIL Shannon purchased certain securities of Incara and the Parties agreed to certain matters related to the ownership of such securities.
     Specifically:

     (i) EIS, EPIL Shannon and Incara entered into a Securities Purchase Agreement dated December 21, 2000 (as thereafter amended, the "Securities Purchase Agreement");

     (ii) EIS, EPIL Shannon, Aeolus Pharmaceuticals Inc. ("Aeolus") and Incara entered into a Securities Purchase Agreement dated as of May 15, 2002, as amended by a letter agreement executed on January 9, 2003 among EIS, EPIL Shannon, Incara and Aeolus (the "January 9 Letter Agreement") (as so amended, the "Series B Securities Purchase Agreement");

     (iii) EIS and Incara entered into a letter agreement dated January 7, 2003 with respect to the Series B Shares (as defined therein) (the "January 7 Letter Agreement");

     (iv) EIS, EPIL Shannon and Incara entered into an Amended and Restated Registration Rights Agreement with respect to the capital stock of Incara dated as of May 15, 2002 (the "JVP Registration Rights Agreement");

     (v) Incara executed and delivered to EIS a Warrant, dated as of December 21, 2000, to purchase 22,191 shares of Series B Convertible Preferred Stock, par value US$0.01 per share ("Series B Preferred"), of Incara (the "Warrant");

     (vi) Incara executed and delivered to EPIL Shannon a Convertible Promissory Note, dated December 21, 2000, in the original principal amount of up to U.S.$4,806,000 (as thereafter amended, the "Note");

     (vii) EIS, EPIL Shannon and Incara entered into an Agreement and Amendment, dated as of January 22, 2001, a Second Agreement and Amendment, dated as of January 22, 2001, and a Third Agreement and Amendment, dated as of January 22, 2001, with respect to certain matters relating to the foregoing; and



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


     (viii) EIS, EPIL Shannon, EPIL III and Incara entered into an Agreement and Fourth Amendment, dated as of February 13, 2002 (the "Fourth Amendment"), with respect to certain matters relating to the foregoing, including the conversion of a portion of the outstanding principal of the Note into shares of common stock, par value $0.001 per share, of Incara and Series B Preferred.

D. Pursuant to that certain (i) letter agreement by and among Elan Corp, Incara and Newco dated June 6, 2003, as set forth in Schedule 6 (the "Elan Letter"); and (ii) letter agreement by and among JVP, Newco and Elan Corp dated June 6, 2003 as set forth in Schedule 6 (the "JVP Letter" and together with the Elan Letter, hereinafter sometimes referred to as the "Letter Agreements"), Elan Corp, Incara and Newco terminated the License Agreements (including all the provisions of the License Agreement expressly stated to survive termination, with the exception of the confidentiality obligations set forth in Clause 9 of the License Agreements) and all rights and licenses granted to Newco pursuant to the License Agreements.

E. The Parties wish to (i) confirm the termination in full of the License Agreements; (ii) terminate in full the JDOA and Newco Registration Rights Agreement; and (iii) set forth their agreement in relation to other matters, including, inter alia, the transfer of shares by EIS to Incara, and (iii) amend certain agreements all as set forth below in relation to matters related to security holdings in Incara.


IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH ARE HEREBY ACKNOWLEDGED, IT IS HEREBY AGREED AS FOLLOWS:

1    DEFINITIONS

     Capitalized terms used in this Agreement shall have the same meanings assigned to them in the Newco Agreements, unless such terms are expressly defined to the contrary in this Agreement.

     "Affiliate" shall mean any corporation or entity controlling, controlled or under the common control of any other corporation or entity, excluding, in the case of Elan Corp, an Elan JV. For the purpose of this definition, (i) "control" shall mean direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of directors; and (ii) Newco shall not be an Affiliate of Elan Corp, EPIL III or EIS.

     "Balance Sheet" shall mean the unaudited balance sheet of Newco as of the Balance Sheet Date, as set forth in Schedule 1.



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     "Balance Sheet Date" shall mean August 31, 2003.

     "Effective Date" shall mean the date of this Agreement.

     "Elan" shall mean Elan Corp and its Affiliates.

     "Elan Improvements" shall mean improvements to the Elan Patents and/or the Elan Know-How, developed (i) by Elan outside the Project, (ii) by Elan, JVP or Newco or by a third party (under contract with Newco, Elan or JVP) pursuant to the Project, and/or (iii) jointly by any combination of Elan, JVP, Newco or a third party (under contract with Newco, Elan or JVP) pursuant to the Project.

     "Elan JV" shall mean an entity that Elan and a third party (i) establish or have established; (ii) take shareholdings in or have a right to take shareholdings in; and (iii) grant certain licenses in and to certain intellectual property rights for the purpose of implementing a strategic alliance.

     "Elan Know-How" shall have the meaning set forth in the Elan License Agreement.

     "Elan Patents" shall have the meaning set forth in the Elan License Agreement.

     "Elan Trademark" shall have the meaning set forth in the Elan License Agreement.

     "EPIL III" shall mean Elan Pharmaceuticals Investment III, Ltd. an exempted limited liability company incorporated under the laws of Bermuda.

     "Exchange Right" shall have the meaning set forth in the JVP Certificate of Designations.

     "Field" shall have the meaning set forth in the JVP License Agreement and Elan License Agreement.

     "Force Majeure" shall mean causes beyond a Party's reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, or intervention of a governmental authority.

     "JVP" shall mean Incara and its Affiliates.

     "JVP Certificate of Designations" shall mean that certain Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock and Series C Convertible Exchangeable Preferred Stock of Incara filed with the Delaware Secretary of State on March 18, 2002.

     "JVP Improvements" shall mean improvements to the JVP Patents and/or the JVP Know-How, developed (i) by JVP outside the Project, (ii) by JVP, Elan or



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     Newco or by a third party (under contract with Newco, Elan or JVP) pursuant to the Project, and/or (iii) jointly by any combination of JVP, Elan, Newco or a third party (under contract with Newco, Elan or JVP) pursuant to the Project.

     "JVP Know-How" shall mean Incara Know-How (as such term is defined in the JVP License Agreement).

     "JVP Patents" shall mean Incara Patents (as such term is defined in the JVP License Agreement).

     "JVP Trademarks" shall mean Incara Trademarks (as such term is defined in the JVP License Agreement).

     "Marketing Study" shall have the meaning set forth in Schedule 4.1.3.

     "Newco" shall mean Incara Development, Ltd.

     "Newco Intellectual Property" shall have the meaning set forth in the JDOA.

     "Party" shall mean Elan Corp, EPIL Shannon, EIS, Incara or Newco, as the case may be, and "Parties" shall mean all such parties together.

     "Project" shall have the meaning set forth in the JDOA.

     "Product" shall have the meaning set forth in the JVP License Agreement and Elan License Agreement.

     "Research and Development Program" shall mean R&D Program(s), as such term is defined in the JDOA.

     "Territory" shall mean all of the countries of the world.

     "United States Dollar" and "US$" and "$" shall mean the lawful currency of the United States of America.


2.   TERMINATION OF THE NEWCO AGREEMENTS

     2.1. Subject to the provisions of Clause 2.2 hereof, the Parties hereby agree to terminate the JDOA and Newco Registration Rights Agreement, including without limitation, those provisions expressly stated to survive termination, in each case with effect from the Effective Date.

          All the provisions of the JDOA and Newco Registration Rights Agreement shall terminate forthwith with effect from the Effective Date and be of no further legal force or effect.



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          For the avoidance of doubt, this Agreement will not terminate or supersede any provision of the Note, Warrant, Securities Purchase Agreement or the JVP Registration Rights Agreement, which shall remain in full force and effect and unchanged, save to any extent specifically set forth herein.

     2.2. For the avoidance of doubt and without prejudice to the generality of the foregoing Clause 2.1 or the Letter Agreements, the Parties hereby acknowledge and agree as follows:

          2.2.1. the Management Committee and the R&D Committee (as such terms are defined in the JDOA) shall each be dissolved forthwith with effect from the Effective Date and thereby cease to have any function;

          2.2.2. the EIS Director, Seamus Mulligan, holding office with Newco immediately prior to the Effective Date shall resign;

          2.2.3. the nominees on the Management Committee of the EIS Director shall be deemed to have been removed from the Management Committee by the EIS Director immediately prior to the dissolution of the Management Committee pursuant to Clause 2.2.1;

          2.2.4. the nominees on the R&D Committee of the nominees on the Management Committee of the EIS Director, shall be deemed to have been removed from the R&D Committee by the nominees on the Management Committee of the EIS Director immediately prior to the dissolution of the Management Committee pursuant to Clause 2.2.1;

          2.2.5. all rights granted to Newco pursuant to the Elan License Agreement to use the Elan Patents, the Elan Know-How, the Elan Improvements and the Elan Trademarks were terminated pursuant to the Elan Letter;

          2.2.6. all rights granted to Newco pursuant to the JVP License Agreement to use the JVP Patents, the JVP Know-How, the JVP Improvements and the JVP Trademarks were terminated pursuant to the JVP Letter;

          2.2.7 the Parties shall terminate or shall cause to be terminated any and all research and development work being conducted, if any, in connection with or pursuant to any Research and Development


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               Program of Newco, the Newco Agreements, or otherwise on behalf of
               Newco;

          2.2.8 the Parties shall terminate or cause to be terminated any and all technical services and assistance being conducted, if any, in connection with the Newco Agreements;

          2.2.9 for the avoidance of doubt, none of the Parties have any obligation to provide working capital, research or development funding, or other funding or financing of any nature to Newco; and

          2.2.10 Elan does not have any obligation to pay any milestone payment or make any milestone investment to or in Newco or JVP whether relating to the Project, the achievement of any objectives set forth therein or otherwise.

     2.3 Each of the Parties acknowledges and agrees with the other Parties that, as of the Effective Date, no monies are owed or are refundable by any of the Parties to the others pursuant to the Newco Agreements.

          For the avoidance of doubt, the Parties acknowledge that Newco is liable to pay any fees due and owing to Codan Corporate Administrative Services ("Codan") upon the Effective Date, and thereafter, provided, however, that Elan acknowledges that on the Effective Date Newco owed Codan US$2,038.31 which JVP agrees to pay on behalf of Newco, and Elan agrees to pay JVP on the Effective Date US$405.62 which is 19.9% of the amount owed to Codan.


3    REPRESENTATIONS, WARRANTIES, CONFIRMATIONS AND INDEMNITIES

     3.1  Sub-licenses:

          Newco represents and warrants to the other Parties that it has not granted any sub-licenses or any other rights of any nature to any third parties pursuant to the Elan License Agreement or the JVP License Agreement.

     3.2  JVP Shares:

          Incara confirms to the other Parties that it is the legal and beneficial owner of the following:

          3.2.1 6,000 shares of Newco's Common Shares (as defined in the JDOA); and



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          3.2.2 3,612 shares of Newco's Preference Shares (as defined in the
               JDOA).

3.3  EIS Shares:

     EIS confirms to the other Parties that it is the legal and beneficial owner of 2,388 shares of Newco's Preference Shares (the "EIS Shares").

3.4  Balance Sheet:

     3.4.1 JVP represents and warrants to the other Parties that, to its actual knowledge, the Balance Sheet is accurate and that, since the Balance Sheet Date, there has been no material adverse change in the financial position or prospects of Newco.

     3.4.2 JVP represents and warrants to the other Parties that, to its actual knowledge, there are no other creditors of Newco other than as described in the Balance Sheet.

     3.4.3 JVP represents and warrants to the other Parties that all amounts owing to third party creditors arising under the Newco Third Party Agreements (as defined in Clause 3.5.2) or otherwise have been paid in full by JVP or Newco other than the amount of $25,200 owing to Opocrin sPa which JVP hereby covenants to pay to Opocrin sPa within 30 days of receiving a valid invoice from Opocrin sPa..

3.5  Third party agreements / Orders / Claims:

     3.5.1 Each of the Parties confirms to the other Parties hereto that, as of the Effective Date, to its actual knowledge, Newco is not a party to, or bound by, any judgment, order, decree or other directive of or stipulation with any court or any governmental or regulatory authority.

     3.5.2 JVP represents and warrants to the other Parties that Newco is not a party to, or bound by, or is a third party beneficiary of any agreement with any third party, except for the Newco Agreements, other than as set out in Schedule 3.5.2 ("Newco Third Party Agreements").

          For the avoidance of doubt and with reference to the indemnity in Clause 3.8.1, the Parties agree that the indemnity in Clause 3.8.1 shall extend to any claims, losses, liabilities and/or damages arising from such Newco Third Party Agreements.



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     3.5.3 Each of the Parties confirms to the other Parties hereto that, as of the Effective Date, to its actual knowledge, there are no claims, suits or proceedings pending or threatened against Newco.

3.6  Regulatory Applications:

     Each of the Parties confirms to the other Parties that, prior to and as of the Effective Date, except as set forth in Schedule 3.6, no regulatory applications have been filed by Newco or by any Party on behalf of Newco with any government authority in any part of the world for any product, including without limitation Newco Intellectual Property or otherwise howsoever in relation to the Project.

3.7  Exclusion of warranties / liability:

     WITH REFERENCE TO THE TRANSFER BY EIS TO JVP OF THE EIS SHARES AS PROVIDED BY CLAUSE 6 ON THE EFFECTIVE DATE (BUT WITHOUT PREJUDICE TO EIS'S OBLIGATION UNDER CLAUSE 6.1.1 HEREOF TO TRANSFER THE EIS SHARES TO INCARA FREE FROM ALL LIENS, CHARGES AND ENCUMBRANCES), THE PARTIES ACKNOWLEDGE AND AGREE THAT EIS AND ITS AFFILIATES MAKE NO REPRESENTATION OR WARRANTY OF ANY NATURE TO JVP OR ANY OTHER PERSON IN RELATION TO NEWCO OR ANY OF ITS AFFAIRS PAST, PRESENT OR FUTURE.

     INCARA ACKNOWLEDGES THAT IT IS ENTERING INTO THIS AGREEMENT IN RELIANCE EXCLUSIVELY ON ITS OWN BUSINESS JUDGMENT, THE INFORMATION WHICH HAS BEEN AVAILABLE TO IT AS A SHAREHOLDER OF NEWCO AND OTHERWISE AND ON THE DUE DILIGENCE IT HAS CARRIED OUT IN RELATION TO NEWCO.

     EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL OTHER WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED BY THE PARTIES.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON LAW, OR UNDER THE EXPRESS TERMS OF THIS AGREEMENT, FOR ANY CONSEQUENTIAL SPECIAL OR INCIDENTAL OR PUNITIVE LOSS OR DAMAGE (WHETHER FOR LOSS OF CURRENT OR FUTURE PROFITS, LOSS OF



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     ENTERPRISE VALUE OR OTHERWISE) AND WHETHER OCCASIONED BY THE NEGLIGENCE OF
     THE RESPECTIVE PARTIES, THEIR EMPLOYEES OR AGENTS OR OTHERWISE.

3.8  Indemnity by JVP and Newco:

     3.8.1 Incara and Newco, jointly and severally, hereby agree to indemnify and hold harmless Elan Corp, EIS, and EPIL Shannon, their respective Affiliates, officers, directors, agents, representatives, employees and shareholders, and any person holding office on or prior to the Effective Date as an EIS Director (as defined in the JDOA) (or any alternate director of the EIS Director) or as a member of the Management Committee or the R&D Committee (each such person or entity referred to as an "Indemnified Party") against any claims, losses, liabilities or damages and expenses (including reasonable attorneys' fees and expenses) incurred or sustained by such Indemnified Party arising in relation to any claim or proceedings made against Newco or an Indemnified Party which relate in any way to the activities of Newco, past present or future, including without limitation, claims arising with respect to the conduct of clinical trials (if any) by Newco, or by Incara or any other person or entity on behalf of Newco whether in connection with the Project or otherwise.

     3.8.2 For the avoidance of doubt and without prejudice to the generality of Clause 3.8.1, Incara and Newco, jointly and severally, shall indemnify and hold harmless Elan against any claims, losses, liabilities or damages and expenses (including reasonable attorneys' fees and expenses) which may arise in relation to any claim or proceedings made against Elan Corp or any of its Affiliates alleging infringement or other unauthorized use of the proprietary rights of a third party arising from the manufacture, importation, use, offer for sale, sale or other commercialization of any Product, the Newco Intellectual Property and/or any technology related thereto.

     3.8.3 For the avoidance of doubt and with reference to the indemnity in Clause 3.8.1, the Parties acknowledge that clinical trials ("Clinical Trials") were carried out by Incara on behalf of Newco and agree that the indemnity in Clause 3.8.1 shall extend to any claims, losses, liabilities or damages arising from such Clinical Trials.

     3.8.4 Prior to the Effective Date, JVP shall furnish Elan Corp with copies of all policies of comprehensive general liability insurance and/or other insurance coverage (the "Policies") which it holds in respect of the Clinical Trials referred to in Clause 3.8.3.



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          JVP shall maintain the Policies for a period of 5 years from the
          Effective Date, maintaining at all times at a minimum, the levels of cover evidenced in the Policies, noting Elan Corp as an additional insured only with regard to the Clinical Trials, and shall, at the reasonable request of Elan Corp from time to time, furnish to Elan Corp evidence that all premiums or other payments on the Policies are fully paid up and the Policies are subsisting. JVP shall require the consent of Elan Corp to make any modification to the Policies that alters Elan Corp's coverage thereunder or to take any action to terminate the Policies.

3.9  Organization and authority:

     Each of the Parties represents and warrants to the other Parties that it is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and has all the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

3.10 Approvals:

     Each of the Parties represents and warrants to the other Parties that no permit, authorization, consent or approval of or by ("Approval"), or any notification of or filing with ("Filing"), any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement by such Party, or if any such Approval or Filing is so required, that same has been obtained or filed prior to the Effective Date.

3.11 Investment Representations:

     Incara hereby represents and warrants to the other Parties that, as of the Effective Date, (i) it is sophisticated in transactions of this type and capable of evaluating the merits and risks of its investment in Newco, (ii) it has not been formed solely for the purpose of making this investment and is acquiring the EIS Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof, and no other person has a direct or indirect interest, beneficial or otherwise in the EIS Shares,
     (iii) it understands that the EIS Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state and foreign securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and foreign securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed herein and (iv) it understands that no public market now exists for



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     any of the EIS Shares and that there is no assurance that a public market will ever exist for such shares.

3.12 Trademark Applications:

     JVP represents and warrants to the other Parties that neither Newco nor JVP has filed for any trademark protection or has not adopted any trademark in connection with Newco's business or any product or service provided thereunder.

3.13 Representation and Warranties as of the Effective Date:

     Except where expressly stated otherwise, each of the representations and warranties in this Agreement are made as of the Effective Date.

4    INTELLECTUAL PROPERTY

     4.1  Ownership:

          On and following the Effective Date:

          4.1.1 For the avoidance of doubt, the Elan Patents, the Elan Know-How, the Elan Improvements and the Elan Trademarks shall remain the sole and exclusive property of Elan.

               A full list of the Elan Improvements developed pursuant to the Project, or otherwise pursuant to the Newco Agreements is set forth in Schedule 4.1.1.

          4.1.2 For the avoidance of doubt, the JVP Patents, the JVP Know-How, the JVP Improvements and the JVP Trademarks shall remain the sole and exclusive property of JVP.

               A full list of the JVP Improvements developed pursuant to the Project, or otherwise pursuant to the Newco Agreements is set forth in Schedule 4.1.2.

          4.1.3 All Newco Intellectual Property shall remain the sole and exclusive property of Newco.

               A full list of the Newco Intellectual Property developed pursuant to the Project, or otherwise pursuant to the Newco Agreements, is set forth in Schedule 4.1.3.

4.2  License to Marketing Study:



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     4.2.1 Newco and JVP hereby grant to Elan, a fully paid-up, perpetual, royalty-free, sublicensable, transferable non-exclusive license to the Marketing Study referred to in Schedule 4.1.3 to research, develop, make and have made, import, use, offer for sale and sell any product in and outside the Field in the Territory.

     4.2.2 Immediately after the Effective Date, Newco and JVP shall provide Elan with copies of all documentation and related information derived in connection with the Marketing Study referred to in Schedule 4.1.3.

     4.2.3 Newco and JVP hereby represent and warrant to Elan that, to its actual knowledge, there are no agreements between any third party that would limit or restrict Elan from practicing, using or otherwise exploiting the rights granted hereunder by Newco and JVP.

5    RIGHTS RELATED TO SECURITIES

     Nothing contained herein shall constitute a waiver of any right of EPIL Shannon, EPIL III or EIS or any of their respective successors and assigns with respect to their respective ownership of securities in Incara under any agreements of any kind in existence with JVP with respect thereto, which agreements shall remain unmodified and in full force and effect, except as set forth in Schedule 5 hereof.

6    SALE OF SHARES AND COMPLETION

     6.1  Subject to the terms of this Agreement,

          6.1.1 EIS shall sell as legal and beneficial owner and Incara shall purchase, free from all liens, charges and encumbrances and together with all rights now or hereafter attaching to them, the EIS Shares; and

          6.1.2 the EIS Shares will be sold by EIS to Incara for a total consideration of $10 ("Consideration").

     6.2 On the Effective Date, Elan and JVP shall take or (to the extent that the same is within its powers) cause to be taken the following steps prior to or at directors and shareholders meetings of Newco, or such other meetings, as appropriate:

          6.2.1 the delivery by EIS to JVP of a stock transfer form in respect of the EIS Shares duly executed by EIS in favor of JVP or as it may direct together with the related share certificates;

          6.2.2 the payment by JVP to EIS of the Consideration;

          6.2.3 the transfer to JVP (or as it may direct) of the share register, and all books and records of Newco in the possession of Elan (including any minute books and any company seal(s));

          6.2.4 the change of the registered office of Newco from Clarendon House, 2 Church St., Hamilton, Bermuda;

          6.2.5 the resignation of the EIS Director on Newco's Board of Directors and any alternate director of the EIS Director;

          6.2.6 the adoption of new Bye-Laws of Newco;

          6.2.7 the modification, as appropriate, by board resolutions of Newco of matters such as the removal of EIS as book keeper for Newco, the removal of EIS representatives as authorized signatories of Newco's bank account, the resignation of the Company Secretary and any other related matters whatsoever; and

          6.2.8 any other steps required by this Agreement.

6.3 JVP shall, following the Effective Date, promptly notify the Bermuda Monetary Authority of the transfer of the EIS Shares.

6.4  On the Effective Date, Elan shall pay to JVP:

     6.4.1 US$405.62 in accordance with Clause 2.3;

     6.4.2 the sum of US$1,000, which represents 19.9% of the estimated fees to dissolve Newco. If actual costs of dissolution of Newco exceed US$5,000.00, Elan will promptly reimburse JVP for 19.9% of all additional expenses of the dissolution; and

     6.4.3 19.9% of the estimated fees of the annual audit of Newco for the fiscal year ending September 30, 2003.

          The Parties agree that the total amount payable by Elan under Clause
          6.4.2 and Clause 6.4.3 shall not exceed $3,000.


7    CONFIDENTIALITY

     7.1  Confidentiality:

          7.1.1 Clause 9 of the Elan License Agreement and Clause 9 of the JVP License Agreement are hereby terminated, of no further force and effect and, with effect from the Effective Date, deemed superceded by the confidentiality provisions of this Clause 7.

          7.1.2 The Parties agree that it may be necessary pursuant to this Agreement, from time to time, to disclose to each other confidential and proprietary information, including without limitation, inventions, trade secrets, specifications, designs, data, know-how and other proprietary information, processes, services and business of the disclosing Party.

               The foregoing together with the terms of this Agreement shall be referred to collectively as "Additional Confidential Information".

               The Parties also agree that it may have been necessary to disclose to each other Confidential Information (as defined in the JDOA) pursuant to the Newco Agreements.

               Together Additional Confidential Information and Confidential Information shall be referred to collectively as "Proprietary Information".

          7.1.3 Save as otherwise specifically provided herein, and subject to Clause 7.2 and Clause 7.3, each Party shall disclose Proprietary Information of another Party only to those employees, representatives and agents requiring knowledge thereof in connection with fulfilling the Party's obligations under this Agreement, and not to any other third party.

               Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement relating to Proprietary Information and their duties hereunder and to obtain their agreement hereto as a condition of receiving Proprietary Information.

               Each Party shall exercise the same standard of care as it would itself exercise in relation to its own confidential information (but in no event less than a reasonable standard of care) to protect and preserve the proprietary and confidential nature of the Proprietary Information disclosed to it by another Party.

               Each Party shall promptly, upon request of another Party, return all documents and any copies thereof containing Proprietary Information belonging to, or disclosed by, such Party, save that it may retain one copy of the same solely for the purposes of ensuring compliance with this Clause 7.

          7.1.4 Any breach of this Clause 7 by any person informed by one of the Parties is considered a breach by the Party itself.

          7.1.5 Proprietary Information shall be deemed not to include:

               (1)  information which is in the public domain;

               (2) information which is made public through no breach of this Agreement;

               (3) information which is independently developed by a Party, as evidenced by such Party's records;

               (4) information that becomes available to a receiving Party on a non-confidential basis, whether directly or indirectly, from a source other than another Party, which source did not acquire this information on a confidential basis.

          7.1.6 The provisions relating to confidentiality in this Clause 7 shall remain in effect during the term of this Agreement, and for a period of 10 years following the Effective Date of this Agreement.

          7.1.7 The Parties agree that the obligations of this Clause 7 are necessary and reasonable in order to protect the Parties' respective businesses, and each Party agrees that monetary damages may be inadequate to compensate a Party for any breach by another Party of its covenants and agreements set forth herein.

               The Parties agree that any such violation or threatened violation may cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law and equity or otherwise, each Party shall be entitled to seek injunctive relief against the threatened breach of the provisions of this Clause 7, or a continuation of any such breach by another Party, specific performance and other equitable relief to redress such breach together with damages and reasonable counsel fees and expenses to enforce its rights hereunder.

7.2  Announcements:

     Subject to Clause 7.3, no announcement or public statement concerning the existence, subject matter or any term of this Agreement shall be made by or on behalf of any Party without the prior written approval of the other Parties.

     The terms of any such announcement shall be agreed in good faith by the Parties.

7.3  Required Disclosures:

     7.3.1 A Party (the "Disclosing Party") will be entitled to make an announcement or public statement concerning the existence, subject matter or any term of this Agreement, or to disclose Proprietary Information that the Disclosing Party is required to make or disclose pursuant to:

          (1)  a valid order of a court or governmental authority; or

          (2)  any other requirement of law or any securities or stock exchange;

          provided, however, that if the Disclosing Party becomes legally required to make such announcement, public statement or disclosure hereunder, the Disclosing Party shall give the other Parties prompt notice of such fact to enable the other Parties to seek a protective order or other appropriate remedy concerning any such announcement, public statement or disclosure; and provided further that no prior approval or notice shall be required under this Clause 7.3 for the inclusion in filings with the US Securities and Exchange Commission or any foreign securities or regulatory body of a statement that the Parties have terminated the Newco Agreements and the filing of this Agreement as an exhibit to such filings.

          The Disclosing Party shall fully co-operate with the other Parties in connection with that other Party's or Parties' efforts to obtain any such order or other remedy.

          If any such order or other remedy does not fully preclude announcement, public statement or disclosure, the Disclosing Party shall make such announcement, public statement or disclosure only to the extent that the same is legally required.

     7.3.2 Each of the Parties shall be entitled to provide a copy of this Agreement (and any subsequent amendments hereto) and the Newco Agreements to a potential third party purchaser in connection with Clause 9.2.1(2); provided, however, that the relevant third party purchaser or assignee has entered into a confidentiality agreement on terms no less protective than the terms of this Clause 7.



8    WAIVER OF ACCRUED RIGHTS/MUTUAL RELEASES

     8.1 With effect from the Effective Date, each Party and each of its Affiliates ("Releasor"):

          8.1.1 waives any accrued rights that Releasor may have accrued against the other Parties and each of its Affiliates, officers, directors, representative, agents and employees and the assigns and successors in interest of any of the foregoing entities ("Releasees"), whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever from the beginning of time to the Effective Date under the Newco Agreements; and

          8.1.2 fully and finally releases and discharges the Releasees from any and all manner of actions, claims, promises, debts, sums of money, demands, obligations, in law or in equity, directly or indirectly, whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever that Releasor may have by reason of any act, omission, matter, provision, cause or thing whatsoever from the beginning of time to the Effective Date under the Newco Agreements.

     8.2 For the avoidance of doubt the provisions of this Clause 8 shall not in any way act as a waiver by any of the Parties in respect of any of the provisions set forth in this Agreement (including, for the avoidance of doubt, Clause 3.8.1).

9    GENERAL

     9.1  Governing law and jurisdiction:

          9.1.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles under the laws of the State of New York.

          9.1.2 For the purposes of this Agreement, the Parties submit to the nonexclusive jurisdiction of the State and Federal Courts of New York.

     9.2  Assignment:

          9.2.1 Subject to Clause 9.2.2, this Agreement shall not be assigned by any Party without the prior written consent of the others, save that any Party:

               (1) may assign this Agreement in whole or in part and delegate its duties hereunder to its Affiliate or Affiliates without such consent; and

               (2) may assign its rights and obligations to a successor (whether by merger, consolidation, reorganization or other similar event) or purchaser of all or substantially all of its assets relating to such Party's technology related to this Agreement, provided that such successor or purchaser has agreed in writing to assume all of such Party's rights and obligations hereunder and a copy of such assumption is provided to the other Parties.

          9.2.2 For the avoidance of doubt, nothing in this Clause 9.2 shall affect the provisions governing assignment of securities in
               Schedule 5 hereof.

9.3  Notices:

     9.3.1 Any notice to be given under this Agreement shall be sent in writing in English by registered airmail, internationally recognized courier or telefaxed to the following addresses:

                           If to Newco at:

                           Incara Development Ltd.
                           Clarendon House
                           2 Church St.
                           Hamilton
                           Bermuda
                           Attention:
                           Telephone:
                           Fax:

                           with a copy to JVP at the address below.

                           If to JVP at:

                           Incara Pharmaceuticals Corporation,
                           79 T.W. Alexander Drive,
                           4401 Research Commons,

                           Suite 200,
                           Post Office Box 14287,
                           Research Triangle Park, NC 27709
                           USA
                           Attn: Chief Executive Officer
                           Telephone919 558 8688
                           Fax:             919 544 1245

                           with a copy to:

                           Wyrick Robbins Yates & Ponton LLP
                           4101 Lake Boone Trail,
                           Suite 300,
                           Raleigh, NC 27607-7506
                           USA

                           Attention:       Larry E. Robbins
                           Telephone919 781 4000
                           Fax:             919 781 4865

                           If to Elan, EIS and/or EPIL Shannon at:

                           Elan Corporation, plc
                           Elan Pharma International Limited
                           Elan International Services, Ltd.
                           C/o Elan International Services, Ltd.
                           102 St. James Court
                           Flatts,
                           Smiths FL04
                           Bermuda
                           Attention:       Secretary
                           Telephone:       441 292 9169
                           Fax:             441 292 2224

               or to such other address (es) and telefax numbers as may from time to time be notified by any Party to the others hereunder.

     9.3.2 Any notice sent by mail shall be deemed to have been delivered within seven (7) working days after dispatch or delivery to the relevant courier and notice sent by fax shall be deemed to have been delivered upon confirmation of receipt. Notice of change of address shall be effective upon receipt.

9.4  Waiver:

     No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

9.5  Severability:

     If any provision in this Agreement is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto:

     9.5.1 such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable; or

     9.5.2 if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of this Agreement or such earlier date as the Parties may agree, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

9.6  Further Assurances:

     At the request of any of the Parties, the other Party or Parties shall (and shall use reasonable efforts to procure that any other necessary parties shall) execute and perform all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

9.7  Successors:

     This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

9.8  Amendments:

     No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorized representative of each Party.

9.9  Counterparts:

     This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

9.10 Costs:

     Each Party shall bear its own costs and expenses in connection with the transactions contemplated by this Agreement.

9.11 Force Majeure:

     No Party to this Agreement shall be liable for failure or delay in the performance of any of its obligations hereunder if such failure or delay results from Force Majeure, but any such failure or delay shall be remedied by such Party as soon as practicable.

9.12 Relationship of the Parties:

     The Parties are independent contractors under this Agreement. Nothing herein contained shall be deemed to create or establish an employment, agency, joint venture, or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of another Party. No Party shall have any express or implied power to enter into any contracts, commitments or negotiations or to incur any liabilities in the name of, or on behalf of, another Party, or to bind another Party in any respect whatsoever.

9.13 Entire agreement:

     9.13.1 This Agreement (including the Schedules attached hereto) and the Letter Agreements set forth all of the agreements and understandings between the Parties with respect to the subject matter hereof. There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the Parties other than as set forth in this Agreement.

     9.13.2 No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically provided herein and only to the extent so specified.


                           THE REMAINDER OF THIS PAGE
                       HAS BEEN INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF the Parties have executed this Agreement.

SIGNED

BY: /s/ Klaas van Blanken/Pieter Bosse
    ----------------------------------
for and on behalf of
Elan Corporation, plc


SIGNED

BY: /s/ Klaas van Blanken/Pieter Bosse
    ----------------------------------
for and on behalf of
Elan Pharma International Limited


SIGNED

BY: /s/ DM Buryj
    ---------------------
for and on behalf of
Elan International Services, Ltd.


SIGNED

BY: /s/ Richard W. Reichow
    ---------------------
for and on behalf of
Incara Development, Ltd.
    Richard W. Reichow
    Executive Vice President

SIGNED


BY: /s/ Clayton I. Duncan
    ---------------------
for and on behalf of
Incara Pharmaceuticals Corporation
    Clayton I. Duncan
    President & CEO



                                   SCHEDULE 1

                              INCARA DEVELOPMENT, LTD.
                           (a Development Stage Company)

                                 BALANCE SHEETS
                           (expressed in U.S. dollars)

                                                                                           August 31,          September 30,
                                                                                              2003                  2002
                                                                                        ------------------   -------------------
                                                                                           (Unaudited)
Assets

Current assets:
       Cash and cash equivalents ...............................................                    $ 135                 $ 240
                                                                                        ------------------   -------------------

                                                                                                    $ 135                 $ 240
                                                                                        ==================   ===================


Liabilities, Redeemable Preferred Stock and Stockholders' Deficit

Current liabilities:
       Accrued liabilities .....................................................                    2,038                10,000
       Due to related parties ..................................................                        -               296,073
                                                                                        ------------------   -------------------

       Total current liabilities ...............................................                    2,038               306,073
                                                                                        ------------------   -------------------

Redeemable preferred stock, $1 par value; 6,000 shares authorized; 6,000
       shares issued and outstanding ($7,494,000 contributed surplus)...........                7,500,000             7,500,000

Stockholders' Deficit:
       Common stock, $1 par value; 6,000 shares authorized; 6000 shares
       issued and outstanding ..................................................                    6,000                 6,000
       Additional paid-in capital (contributed surplus).........................               10,461,921            10,016,621
       Accumulated deficit .....................................................              (17,969,824)          (17,828,454)
                                                                                        ------------------   -------------------

       Total stockholders' deficit .............................................               (7,501,903)           (7,805,833)
                                                                                        ------------------   -------------------

                                                                                                    $ 135                 $ 240
                                                                                        ==================   ===================


                                 SCHEDULE 3.5.2

                          Newco Third Party Agreements

1.   Third party agreements to which Newco is a party

     Codan Services Limited
     PricewaterhouseCoopers

2.   Third party agreements to which Elan is a party for the benefit of Newco.

     None

3. Possible Third party agreements to which JVP is a party for the benefit of Newco.

>>   Jerlyn Hartman - expired 9/26/2
>>   Rosita Nnadi - terminated 7/7/3, last worked 11/17/2
>>   Syliva Lichenberger, M.D. - expired 9/26/2
>>   Jawed Fareed, Ph.D. - expired 6/27/2
>>   Western Institutional Review Board - no contract
>>   Covance Central Laboratory Services - Terminated 9/25/2
>>   Judy Sellers - expires 8/11/3
>>   SAS Institute Inc. - expired 4/30/3
>> Baxter Pharmaceutical Solutions, formerly Baxter Healthcare Corporation - terminated per Cancellation Plan dated 12/10/2
>>   PPD Development, LLC - Completed in 2000
>>   JMH Consulting - terminated verbally 9/1/2
>>   Chrohn's & Colitis Foundation of America - no contract
>>   Opocrin sPa - contract active
>>   AGMG Clinical Research - terminated 9/18/2
>>   AmericasDoctor.com, Inc. (3) - terminated 9/18/2
>>   Atlanta Gastroenterology Assoc. - terminated 9/18/2
>>   Borland-Groover Clinic - terminated 9/18/2
>>   Cleveland Clinic Foundation - terminated 9/18/2
>>   Community Clinical Trials - terminated 9/18/2
>>   Duke University - terminated 9/18/2
>>   Gant Research PA - terminated 9/18/2
>>   Gastroenterology Clinic of San Antonio - terminated 9/18/2
>>   Gastroenterology Specialities P.C. - terminated 9/18/2
>>   Gastroenterology United of Tulsa - terminated 9/18/2
>> Seymour Katz, M.D., Long Island Clinical Research Associates - terminated 9/18/2
>>   Medical College of Wisconsin - terminated 2/13/2
>>   Miami Research Associates - terminated 9/18/2
>>   Minnesota Clinical Research Center - terminated 9/18/2
>>   Mount Sinai School of Medicine, Daniel H. Present MD - terminated 9/18/2

>>   Nashville Clinical Research - terminated 9/18/2
>>   North Florida Foundation for Research & Education - terminated 9/18/2
>>   Oklahoma Foundation for Digestive Research - terminated 9/18/2
>>   Rocky Mountain Clinical Research, Inc. (2) - terminated 9/18/2
>>   Michael Safdi, M.D., Consultants for Clinical Research - terminated 9/18/2
>>   Summit Research Solutions, PLLC - terminated 9/18/2
>>   Tulane University Medical Center - terminated 2/13/2
>>   University of Chicago - terminated 2/19/2
>>   University of Kentucky Research Foundation - terminated 9/18/2
>>   University of Miami - terminated 9/18/2
>>   Regents of The University of Michigan - terminated 9/18/2
>>   University of North Carolina - terminated 9/18/2
>>   The Trustees of the University of Pennsylvania - terminated 9/18/2
>>   University of Pittsburgh - terminated 4/10/2
>>   The Rector and Visitors of the University of Virginia - terminated 9/18/2
>>   Vanderbilt University - terminated 12/3/1
>>   Wake Research Associates - terminated 9/18/2
>>   Washington University - terminated 9/18/2
>>   West Hills Gastroenterology - terminated 9/18/2

                                  SCHEDULE 3.6

                             REGULATORY APPLICATIONS


United States IND 58,124: OP2000 (deligoparin) Injection (Ultra Low Molecular Weight Heparin) for Ulcerative Colitis, inclusive of 37 amendments

Final report and request for termination of IND 58,124 was submitted to FDA on January 31, 2003

                                 Schedule 4.1.1

                                ELAN IMPROVEMENTS

1. Alternative device survey.

                                 Schedule 4.1.2

                                JVP IMPROVEMENTS


United States IND 58,124: OP2000 (deligoparin) Injection (Ultra Low Molecular Weight Heparin) for Ulcerative Colitis, inclusive of 37 amendments

Final report and request for termination of IND 58,124 was submitted to FDA on January 31, 2003

                                 Schedule 4.1.3

                           NEWCO INTELLECTUAL PROPERTY


1. Market research information relating to ulcertive colitis ("Marketing
Study")

                                   SCHEDULE 5

                        RIGHTS RELATED TO THE SECURITIES;
                       Amendments to the Finance Documents



1. Development Funding

Section 1(e) ("Note Purchases") and Section 1(f) ("Second Closing") of the Securities Purchase Agreement are hereby deleted in their entirety and are of no further force or effect whatsoever as of the Effective Date.

Section 3 ("Reduction of Amounts Payable Hereunder") and Section 5(h) (certain JDOA terminations as "Events of Default") of the Note are hereby deleted in their entirety and are of no further force or effect whatsoever as of the Effective Date.

2. Transfer Restrictions

The following provisions are hereby amended as follows, effective as of the Effective Date:


Section 1(g) ("Exemption from Registration") of the Securities Purchase Agreement is hereby amended by deleting the second legend in its entirety, which is of no further force and effect.

Section 16 ("Assignments and Transfers") of the Securities Purchase Agreement is hereby amended by (i) deleting the word "permitted" in the first sentence thereof and adding the following to the end of the first sentence: "provided, however, that the rights of EIS or any of its Affiliates under Section 5(b) ("Company Board of Directors") (1) shall not be assignable to a pharmaceutical or biotechnology company engaged in a line of business similar to a line of business then engaged in by the Company ("Technological Competitor") and (2) shall not be assignable to any other person or entity which is not an Affiliate of EIS without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed", (ii) deleting the remainder of such Section (as amended) in its entirety, and (iii) adding a new second sentence to read as follows: "Notwithstanding the foregoing, the Company shall not assign all or any part of this Agreement without the prior written consent of the other parties.".

Section 17 ("Assignments and Transfers") of the Series B Securities Purchase Agreement is hereby amended by (i) deleting the word "permitted" in the first sentence thereof, (ii) deleting the second and third sentences thereof in their entirety, and (iii) adding a new sentence at the end of Section 17 to read as follows: "Notwithstanding the foregoing, the Company shall not assign all or any part of this Agreement without the prior written consent of the other parties."

Section 10 ("Transfer of Registration Rights") of the JVP Registration Rights Agreement is hereby deleted in its entirety and is of no further force and effect.

Section 14(d) ("Successors and Assigns") of the JVP Registration Rights Agreement is hereby amended by (i) deleting the word "permitted" in the first sentence thereof and (ii) deleting the remainder of such Section in its entirety.

The legend on the front page of the Warrant and in Section 5(a) thereof is hereby amended to add the following to the end of subsection (i) thereof: "OR AN EXEMPTION FROM REGISTRATION THEREUNDER".

Section 5(b)(i) of the Warrant is hereby deleted in its entirety and is of no further force and effect.

Section 9(a) of the Note is hereby amended by (i) deleting the word "permitted" in the first sentence thereof, (ii) deleting the second and third sentences thereof in their entirety, and (iii) adding a new second sentence to read as follows: "Notwithstanding the foregoing, the Company shall not assign or transfer all or any part of this Note, or any interest therein, without the prior written consent of the Holder".

JVP shall, if requested by the holder of securities for which legends are of no effect pursuant to this Section 2 of Schedule 5, re-issue such securities without such restrictive legend.

3. Pledge/Security Interest

Section 6 ("Pledge of Newco Shares") of the Securities Purchase Agreement is hereby deleted in its entirety and is of no further force or effect whatsoever as of the Effective Date. As soon as practicable after the Effective Date, EIS shall deliver to Incara the shares of Newco held by or for EIS pursuant to
Section 6 of the Securities Purchase Agreement.


4. Covenants

Section 4 ("Restriction on Conversion of Certain Shares of Series B Preferred Stock") of the Fourth Amendment is hereby deleted in its entirety and is of no further force or effect whatsoever as of the Effective Date.

The January 7 Letter Agreement is hereby amended to provide that the restrictions on conversion and transfer set forth therein with respect to Series B Preferred Stock shall terminate with respect to any shares of Series B Preferred Stock assigned or transferred to any person or entity other than a subsidiary of Elan Corp, effective as of the date of such assignment or transfer.

The Series B Securities Purchase Agreement is hereby amended to provide that the provisions of Section 2(l) ("Waiver of Right to Vote Shares of Incara Stock") shall terminate with respect to any shares of Series B Preferred Stock assigned or transferred to any person or entity other than a subsidiary of Elan Corp, effective as of the date of such assignment or transfer.


5. Exchange Right

Section 5(c) ("Conversion and Exchange Rights") of the Securities Purchase Agreement is hereby amended by deleting the second and third paragraphs in their entirety, which are of no further force or effect whatsoever as of the Effective Date.

Neither Elan Corp nor any of its Affiliates has any intention of acquiring shares of Series C Preferred Stock, $.01 par value, of Incara Pharmaceuticals Corporation ("Series C Preferred") from EPIL III. In the event that Elan Corp or any such Affiliate nonetheless in the future acquires or otherwise obtains ownership or control over such Series C Preferred, neither Elan Corp nor such Affiliate will exercise the EIS Exchange Right (as defined in the Securities Purchase Agreement) relating thereto.


6. Third Party Beneficiary

Each Party acknowledges and agrees that EPIL III shall be deemed in all respects to be a third party beneficiary of the agreements contained in this Schedule 5.1, with the same force and effect as if EPIL III were a party thereto.

                                   SCHEDULE 6

                                LETTER AGREEMENTS


    [SIGNED COPIES WILL BE ATTACHED UPON EXECUTION OF TERMINATION AGREEMENT]

                                [ELAN LETTERHEAD]

June 6, 2003

Incara Development, Ltd.
Clarendon House,
2 Church St.,
Hamilton,
Bermuda
Attention: Secretary

Incara Pharmaceuticals Corporation
79 TW Alexander Drive
4401 Research Commons
Suite 200
P.O. Box 14287
Research Triangle Park, North Carolina 27709
Attention: Chief Executive Officer

         RE:      TERMINATION OF LICENSE AGREEMENT

Dear Sir or Madam:

This letter agreement ("Agreement") serves to confirm the agreement of the parties below to terminate the License Agreement dated January 19, 2001 (the "Elan License Agreement") among Elan Corporation, plc ("Elan"), Elan Pharma International Ltd. ("EPIL") and Incara Development, Ltd. ("IDL"), which was agreed to and accepted by Incara Pharmaceuticals Corporation ("Incara"). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Elan License Agreement.

Effective upon execution and delivery of this letter by all of the parties hereto, the parties hereby confirm and agree that the Elan License Agreement is deemed terminated as of the date first set forth above (the "Effective Date"). Accordingly, with effect from the Effective Date, all the provisions of the Elan License Agreement, including those provisions expressly stated to survive termination, with the exception of the confidentiality obligations set forth in Clause 9, shall be deemed terminated and of no further force or effect.

For the avoidance of doubt and without prejudice to the generality of the foregoing, the parties acknowledge and agree that, as of the Effective Date: (i) all rights granted to IDL pursuant to the Elan License Agreement to use the Elan Intellectual Property shall terminate forthwith, and (ii) neither Incara or its Affiliates nor IDL shall have any rights in or to the Elan Intellectual Property, the Elan Trademarks and/or any other patents, know-how or any other intellectual property rights of Elan.

The parties further confirm that as of the Effective Date, there are no third party sub-licensees in and to the Elan Intellectual Property.

IDL and Elan hereby relinquish all rights, title and interest in and to solely that portion of Newco Intellectual Property arising from the Phase II/III clinical trials conducted by Incara on behalf of IDL and relating solely to data generated in respect of the compound, deligoparin, designated as OP 2000 (the "Compound"), which Compound was licensed to Incara by Opocrin S.p.A. pursuant to that certain License, Development, Marketing and Clinical Trials Supply Agreement, dated 20 July 1998, by and between Opocrin S.p.A. and Intercardia, Inc. (now known as Incara).

With effect from the Effective Date, Incara, IDL and each of their respective Affiliates (collectively, "Releasor") hereby waives any accrued rights that Releasor may have accrued against Elan and each of its Affiliates, officers, directors, representatives, agents and employees and the assigns and successors in interest of any of the foregoing entities ("Releasees"), whether known or unknown, forseen or unforeseen, fixed or contingent, of any nature whatsoever from the beginning of time to the effective date hereof and fully and finally releases and discharges the Releasees from any and all manner of actions, claims, promises, debts, sums of money, demands, obligations in law or in equity, directly or indirectly, whether known or unknown, forseen or unforseen, fixed or contingent, of any nature whatsoever that Releasor may have by reason of any act, omission, matter, provision, cause or thing whatsoever from the beginning of time to the effective date hereof.

Promptly following the Effective Date, the parties hereto will enter into good faith negotiations to agree to a termination agreement in writing ("JDOA Termination Agreement") to terminate that certain Subscription, Joint Development and Operating Agreement, dated 19 January 2001 ("JDOA"), among Elan, EPIL, Elan International Services Limited ("EIS"), Incara and IDL. Without prejudice to the terms of this Agreement, the JDOA Termination Agreement shall include provisions, on terms to be negotiated in good faith by the parties, providing for the orderly termination of the JDOA, the Project, research and development work and funding provided in connection therewith; the resignation of various Elan and Incara representatives associated with committees or other functions involved in IDL; the identification and ownership of intellectual property rights; the waiver of accrued rights and a general release from each party in favour of the other parties, as well as certain other matters relating to the securities held by EIS in Incara.

Please indicate your acceptance of the provisions of this letter agreement by signing and dating below and returning a signed copy to Elan, whereupon this letter will become a binding agreement among us.

Sincerely,

ELAN CORPORATION, PLC               ELAN PHARMA INTERNATIONAL LTD.

By:  __________________________     By:  _______________________________
Name:  ________________________     Name:  _____________________________
Title:  _______________________     Title:  ____________________________

Acknowledged and Agreed to By:

      INCARA PHARMACEUTICALS               INCARA DEVELOPMENT,
      CORPORATION                          LTD.

By:                                    By:
      -----------------------------        -------------------------------------
      -----------------------------        -------------------------------------
      Name                                 Name

      -----------------------------        -------------------------------------
      Title                                Title

      Date                                 Date

cc:  Larry E. Robbins, Esq.
     Wyrick Robbins Yates Ponton LLP

                               [INCARA LETTERHEAD]

June 6, 2003

Incara Development, Ltd
Clarendon House,
2 Church St.,
Hamilton,
Bermuda
Attention: Secretary

Elan Corporation, plc
Lincoln House,
Lincoln Place,
Dublin 2,
Ireland
Attention: Vice President & General Counsel

         RE:      TERMINATION OF LICENSE AGREEMENT

Dear Sir or Madam:

This letter agreement ("Agreement") serves to confirm the agreement of the parties below to terminate the License Agreement dated January 19, 2001 (the "Incara License Agreement") between Incara Pharmaceuticals Corporation ("Incara") and Incara Development, Ltd. ("IDL"), which was agreed to and accepted by Elan Corporation, plc ("Elan"). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Incara License Agreement.

Effective upon execution and delivery of this letter by all of the parties hereto, the parties hereby confirm and agree that the Incara License Agreement is deemed terminated as of the date first set forth above (the "Effective Date"). Accordingly, with effect from the Effective Date, all the provisions of the Incara License Agreement, including those provisions expressly stated to survive termination, with the exception of the confidentiality obligations set forth in Clause 9, shall be deemed terminated and of no further force or effect.

For the avoidance of doubt and without prejudice to the generality of the foregoing, the parties acknowledge and agree that, as of the Effective Date: (i) all rights granted to IDL pursuant to the Incara License Agreement to use the Incara Intellectual Property shall terminate forthwith, and (ii) neither Elan or its Affiliates nor IDL shall have any rights in or to the Incara Intellectual Property, the Incara Trademarks and/or any other patents, know-how or any other intellectual property rights of Incara.

IDL and Elan hereby relinquish all rights, title and interest in and to solely that portion of Newco Intellectual Property arising from the Phase II/III clinical trials conducted by Incara on behalf of IDL and relating solely to data generated in respect of the compound, deligoparin, designated as OP 2000 (the "Compound"), which Compound was licensed to Incara by Opocrin S.p.A. pursuant to that certain License, Development, Marketing and Clinical Trials Supply Agreement, dated 20 July 1998, by and between Opocrin S.p.A. and Intercardia, Inc. (now known as Incara).

Promptly following the Effective Date, the parties hereto will enter into good faith negotiations to agree to a termination agreement in writing ("JDOA Termination Agreement") to terminate that certain Subscription, Joint Development and Operating Agreement, dated 19 January 2001 ("JDOA"), among EPIL, Elan International Services Limited ("EIS"), Incara and IDL. Without prejudice to the terms of this Agreement, the JDOA Termination Agreement shall include provisions, on terms to be negotiated in good faith by the parties, providing for the orderly termination of the JDOA, the Project, research and development work and funding provided in connection therewith; the resignation of various Elan and Incara representatives associated with committees or other functions involved in IDL; the identification and ownership of intellectual property rights; the waiver of accrued rights and a general release from each party in favour of the other parties, as well as certain other matters relating to the securities held by EIS in Incara.

Please indicate your acceptance of the provisions of this letter agreement by signing and dating below and returning a signed copy to Incara, whereupon this letter will become a binding agreement among us.

Sincerely,

INCARA PHARMACEUTICALS CORPORATION

By:  __________________________
Name:  ________________________
Title:  _________________________

Acknowledged and Agreed to By:

     ELAN CORPORATION, PLC                   INCARA DEVELOPMENT, LTD.

By:                                     By:
     --------------------------------        -----------------------------------
     --------------------------------        -----------------------------------
     Name                                    Name


     --------------------------------        -----------------------------------
     --------------------------------        -----------------------------------
     Title                                   Title

     Date                                    Date

cc:  Larry E. Robbins, Esq.
     Wyrick Robbins Yates Ponton LLP